SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                October 26, 2004


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 ---------------------------------------------
                 (State or other jurisdiction of incorporation)

             0-26694                                       93-0945003
    ------------------------                   ---------------------------------
    (Commission file number)                   (IRS employer identification no.)

            585 West 500 South, Bountiful, Utah                84010
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         (Address of principal executive offices)            (Zip code)


                                 (801) 298-3360
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              (Registrant's telephone number, including area code)



                   This document contains a total of 2 pages.

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Item 8.01 Other Information

         In December 2002, BD filed a lawsuit against Tyco Healthcare in the United States Court of the District of Delaware, asserting that Tyco Healthcare's Monoject Magellan(TM) safety products infringe upon BD's U.S. Patent No. 5,348,544 (`544 Patent), titled "Single-Handedly Actuable Safety Shield for Needles."

         On October 26, 2004, a jury found in favor of BD that Tyco Healthcare's Monoject Magellan(TM) safety products willfully infringed the `544 Patent and awarded damages of $4.4 million. On November 1, 2004, the court entered the judgment in favor of BD. Tyco has indicated that it will challenge the jury finding in post-trial motions, and, if necessary, in an appeal. Tyco Healthcare developed the Monoject Magellan(TM) safety products in association with us. SHPI was not a party to the patent infringement lawsuit.

         Under the Kendall Agreement, Tyco Healthcare has the right to withhold up to fifty percent (50%) of royalties due as an offset against litigation expenses related to charges of infringement by a third party for the manufacture, use or sale of licensed product. This right continues during the period in which such litigation is pending. If, as a result of judgment in the litigation or settlement with BD, Tyco Healthcare is required to pay royalty and/or other monies to BD, Tyco Healthcare may thereafter deduct from the amount of royalties due us on unit sales of products alleged to infringe, an amount which is the lesser of all royalties and/or other monies paid by Tyco Healthcare to BD, or fifty percent (50%) of all royalty payments otherwise payable to us.

         Based on information obtained during the fourth quarter of 2003 related to costs incurred by Kendall, we recorded a liability of approximately $1,300,000 at December 31, 2003, which amount was our estimate of the portion of costs associated with BD's suit against Tyco Healthcare that Tyco Healthcare will withhold against the royalties due SHPI through 2005. During the three and nine months ended September 30, 2004, Tyco withheld fifty percent of royalty payments due us, which amounts totaling $500,000 have been offset against the accrual. In the event litigation continues beyond 2005, additional liabilities may accrue. If Tyco is unsuccessful in post-trial motions and on appeal, Tyco may be prohibited from selling the Monoject Magellan(TM) safety products in their current form.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.



Date: November 5, 2004           By /s/ Jeffrey M. Soinski
                                   ---------------------------------------------
                                   Jeffrey M. Soinski
                                   President, Chief Executive Officer, Director

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